Exhibit 10.50

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Settlement Agreement”) is made and entered into by and among Polar Molecular Corporation, a Delaware corporation (“Polar”), Polar Molecular Holding Corporation, a Delaware corporation (“Polar Holding”), and GRQ, L.L.C., a Michigan limited liability company (“GRQ”), as of this 14th day of July, 2003.

WHEREAS, Polar (through its predecessor) and GRQ entered into that certain Stock Purchase Agreement, dated __________, 1996 (the “Stock Purchase Agreement”), regarding the purchase by GRQ of common stock, par value $0.001 per share of Polar, pursuant to which GRQ received: (i) a right of first refusal for any private placements of Polar’s common stock occurring after the date of the Stock Purchase Agreement but before any public offering of Polar’s common stock, the exercise of which was subject to the requirement that GRQ either execute or waive such right within two weeks of notification by Polar of the private placement opportunity (the “Right of First Refusal”); and (ii) the right, if Polar should sell its common stock at a price per share lower than $0.50 prior to any public offering of Polar’s securities, to be issued additional shares of Polar common stock at no cost sufficient to preserve GRQ’s percentage of ownership of Polar’s common stock as of the date of the Stock Purchase Agreement (the “Anti-, Dilution Right” and, together with the Right of First Refusal, the “Stockholder Rights”);

WHEREAS, GRQ desires, in each case upon the terms, provisions and conditions of this Settlement Agreement as more fully set forth below, to: (i) withdraw any request or notice of appraisal or any other requests for accounting, dissenter’s or other stockholder rights it may have submitted (or may otherwise be entitled to submit) to Polar; and (ii) release Polar from any and all claims or rights, if any, of whatever kind or nature (including without limitation, rights relating to or arising from the Stockholder Rights), that GRQ may have against Polar arising from events occurring or conditions existing at or prior to the Closing (other than those contained in this Settlement Agreement);

WHEREAS, Polar desires, in each case upon the terms, provisions and conditions of this Settlement Agreement as more fully set forth below, to (i) issue 187,279 shares of Polar common stock, par value $0.0001 per share (“Polar Common Stock”), to GRQ (the “New Shares”); (ii) pay to GRQ the amount of $15,000; and (iii) release GRQ from any and all claims or rights, if any, of whatever kind or nature that Polar may have against GRQ arising from events occurring or conditions existing at or prior to the Closing (other than those arising out of this Settlement Agreement); and

WHEREAS, Polar Holding desires, in each case upon the terms, provisions and conditions of this Settlement Agreement as more fully set forth below: (i) to issue and deliver to GRQ within ten days following the closing (the “Closing”) of that certain Agreement and Plan of Merger, dated December 19, 2001, as amended by Amendment No. 1 dated August 1, 2002, Amendment No. 2 dated November 26, 2002, Amendment No. 3 dated January 20, 2003 and Amendment No. 4 dated May 12, 2003, all by and among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar (the “Merger Agreement”), stock evidenced by certificates of Polar Holding representing the number and amount of Polar Holding’s common stock, par value $0.01 (“Polar Holding Common Stock”) that the New Shares are converted into pursuant to the Merger Agreement (the “Converted New Shares”), as well as unlegended stock certificates of Polar Holding representing the number and amount of Polar Holding Common Stock that any other Polar Common Stock registered to GRQ are converted into pursuant to the Merger Agreement (the “Converted Existing Shares”); (ii) within 10 days after Closing, either (a) deliver to GRQ unlegended stock certificates for the Converted New Shares and a legal opinion from Polar Holding’s legal counsel to the effect that the Converted New Shares are freely transferable and not subject to any holding period under the

Act or, (b) if such counsel is unable (based on its good faith and reasonable research efforts) to deliver such opinion, then ************************************************************************************* 60 days after Closing, include ******************* the Converted New Shares (by pre-effective amendment) in a registration statement previously filed by Polar Holding with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”); and (iii) release GRQ from any and all claims or rights, if any, of whatever kind or nature that Polar may have against GRQ arising from events occurring or conditions existing at or prior to the Closing (other than those arising out of this Settlement Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions as hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Issuance of Shares, Representations and Other Actions. Polar hereby represents and warrants that (x) GRQ is the registered record owner of 84,870 shares of Polar Common Stock, which will be converted at the Closing into the Converted Existing Shares at the conversion rate of 2.3503868 shares of Polar Holding Common Stock for each 1 share of Polar Common Stock and (y) the aforementioned conversion rate is applicable to the merger. Prior to the Closing, Polar shall issue to GRQ the New Shares, which shall be duly authorized and issued, fully paid and non-assessable. Immediately following receipt of GRQ’s executed copy of this Settlement Agreement, Polar shall pay to GRQ the amount of $15,000 by wire transfer in immediately available funds. Subject to the Closing, Polar Holding shall (a) issue and deliver to GRQ within ten days following the Closing stock certificates of Polar Holding representing the Converted New Shares and the Converted Existing Shares (which Converted Existing Shares shall contain no restrictive securities legend and not be subject to any stop transfer instructions for such shares); and (b) within 10 days after Closing, either (i) deliver the Converted New Shares containing no restrictive securities legend and without any stop transfer instructions for such shares, together with a legal opinion from Polar Holding’s legal counsel to the effect that the Converted New Shares are freely transferable and not subject to a holding period under the Act or, if such counsel is unable (based on its good faith and reasonable research efforts) to deliver such opinion, (ii) then deliver the Converted New Shares containing a restrictive securities legend and then *************************************** 60 days after Closing, include ********* the Converted New Shares (by pre-effective amendment) in a registration statement previously filed by Polar Holding with the Securities and Exchange Commission pursuant to the Act, which inclusion in such registration statement shall be at the cost of Polar Holding. The Converted Existing Shares and the Converted New Shares shall be duly authorized and issued, fully paid and non-assessable.

2.	Release.

(a)	At and subject to the Closing, GRQ shall hereby be deemed to withdraw any request or notice of appraisal or any other requests for accounting, dissenter’s or other stockholder rights it may have submitted (or may otherwise be entitled to submit) to Polar.

(b)

At and subject to the Closing, GRQ, for and on behalf of itself and its representatives, managers, officers, members, employees, predecessors, successors, and assigns (the “GRQ Releasing Parties”), shall and do hereby unconditionally and irrevocably relieve, release and discharge Polar and its stockholders, affiliates (including, without limitation, Murdock Communications

Corporation), officers, directors, agents, representatives, employees, attorneys, predecessors, successors (including, without limitation, Polar Holding), and assigns (the “Polar Released Parties”), of and from any and all rights, claims, debts, suits, causes of action, liabilities, demands, losses, injuries, obligations, promises, acts, agreements, costs and expenses, of whatsoever kind or nature, whether now known or unknown, suspected or unsuspected, which any of the GRQ Releasing Parties may now hold or own, or have at any time heretofore held or owned, or may have at any time in the future hold or own against the Polar Released Parties, or any of them, for any acts, omissions, conduct, events and/or liabilities arising prior to the Closing, including without limitation those which relate to or arise from the Stockholder Rights, or any business or other relationship between the GRQ Releasing Parties and any of the Polar Released Parties ensuing therefrom (other than the terms of this Settlement Agreement or any rights GRQ may have as a stockholder of Polar Holding arising after the Closing).

(c)	At and subject to the Closing, each of Polar and Polar Holding, for and on behalf of itself and its representatives, directors, officers, stockholders, employees, predecessors, successors, and assigns (the “Polar Releasing Parties”), shall and do hereby unconditionally and irrevocably relieve, release and discharge GRQ and its members, affiliates, officers, managers, agents, representatives, employees, attorneys, predecessors, successors, and assigns (the “GRQ Released Parties”), of and from any and all rights, claims, debts, suits, causes of action, liabilities, demands, losses, injuries, obligations, promises, acts, agreements, costs and expenses, of whatsoever kind or nature, whether now known or unknown, suspected or unsuspected, which any of the Polar Releasing Parties may now hold or own, or have at any time heretofore held or owned, or may have at any time in the future hold or own against the GRQ Released Parties, or any of them, for any acts, omissions, conduct, events and/or liabilities arising prior to the Closing, including without limitation those which relate to or arise from any business or other relationship between the GRQ Released Parties and any of the Polar Releasing Parties ensuing therefrom (other than the terms of this Settlement Agreement).

3.	Representations of GRQ.

(a)	GRQ is duly formed and validly existing under the laws of the jurisdiction in which it is formed;

(b)	This Settlement Agreement has been duly authorized by GRQ and constitutes the legal, valid and binding obligation of GRQ enforceable against it in accordance with its terms.

(c)	No consent, approval, or authorization of, or declaration or filing with any governmental authority by GRQ is required for the valid execution, delivery and performance of this Settlement Agreement by GRQ.

(d)	The execution and delivery of this Settlement Agreement by GRQ, and the performance by it of the transactions contemplated hereby will not violate any provision of law, conflict with or breach any term, condition or provision of, or constitute a default under, its formation documents or any material contract to which it or its assets are bound.

4.	Representations and Warranties of Polar and Polar Holdings.

(a)	Each of Polar and Polar Holding is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated;

(b)	This Settlement Agreement has been duly authorized by each of Polar and Polar Holding and constitutes the legal, valid and binding obligation of Polar and Polar Holding enforceable against each of them in accordance with its terms.

(c)	No consent, approval, or authorization of, or declaration or filing with any governmental authority by Polar or Polar Holding is required for the valid execution, delivery and performance of this Settlement Agreement by Polar or Polar Holding.

(d)	The execution and delivery of this Settlement Agreement by Polar and Polar Holding, and the performance by each of them of the transactions contemplated hereby will not violate any provision of law, conflict with or breach any term, condition or provision of, or constitute a default under, their respective certificate of incorporation, bylaws or any material contract to which they or their respective assets are bound.

5.	No Admission of Liability. The execution and delivery of this Settlement Agreement, and this Settlement Agreement, shall not be construed as an admission of liability, fault, or wrong doing by Polar, Polar Holding or GRQ with regards to the subject matter hereof or otherwise, and all parties to this Settlement Agreement, in fact, deny the existence of any such liability. This Settlement Agreement shall not be offered by any party in any proceeding as evidence of liability, other than in an action to enforce the terms of this Settlement Agreement. Evidence of conduct or statements made in the negotiations of this Settlement Agreement are likewise not admissible in any state, federal or other court, arbitration, administrative judicial, regulatory, agency or other proceeding, suit, claim, action, or investigation.

6.	Cumulative Remedies. The rights and remedies of the parties to this Settlement Agreement are cumulative and not alternative. Each of the parties agrees and acknowledges that any breach of any of the agreements contained herein will cause irreparable injury to the other parties and that money damages alone would be inadequate to compensate the other parties and would be an inadequate remedy for such breach. If any party breaches or threatens to breach any of its agreements set forth herein, the non-breaching parties, in addition to the remedies provided by law or any other rights, remedies, or damages to which it may be entitled, may obtain injunctive or other equitable relief to restrain any breach or threatened breach or to specifically enforce the agreements of the breaching party in this Settlement Agreement, including a temporary restraining order, a preliminary and/or permanent injunction, or any other form of equitable relief without the necessity of posting a bond.

7.	Governing Law; Jurisdiction; Legal Expenses. This Settlement Agreement shall be governed by and construed under the laws of the State of Colorado. The prevailing party in any legal action brought to enforce this Settlement Agreement shall be awarded its court costs and reasonable attorneys’ fees.

8.	Finality of Release. The parties hereto acknowledge and agree that it is their intention through this Settlement Agreement to fully, finally and forever settle and release Polar from all those matters released herein, and all claims related thereto, which do now exist, may exist or heretofore have existed. The release contained herein shall be binding on all parties to this Settlement Agreement, their respective assigns, heirs, and successors.

9.	Miscellaneous. This Settlement Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date ________ written above.

POLAR MOLECULAR CORPORATION:

By:	/s/ Illegible

Name:	Illegible
Its:	Illegible

POLAR MOLECULAR HOLDING CORPORATION:

By:	/s/ Illegible

Name:	Illegible
Its:	Illegible

GRQ, L. L. C.

By:

Name:

Its:

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first written above.

POLAR MOLECULAR CORPORATION:

By:

Name:

Its:

POLAR MOLECULAR HOLDING CORPORATION:

By:

Name:

Its:

GRQ, L. L. C.

By:	/s/ Illegible

Name:	Illegible
Its:	member